                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              United Rentals, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   06-1522496
                      (I.R.S. Employer Identification No.)

                           Four Greenwich Office Park
                          Greenwich, Connecticut 06830
                                 (203) 622-3131
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                Bradley S. Jacobs
                           Four Greenwich Office Park
                          Greenwich, Connecticut 06830
                                 (203) 622-3131
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)

A copy of all communications, including communications sent to the agent for service, should be sent to:

         Joseph Ehrenreich, Esq.                    Stephen M. Besen, Esq.
Ehrenreich Eilenberg Krause & Zivian LLP          Weil, Gotshal & Manges LLP
           11 East 44th Street                        767 Fifth Avenue
           New York, NY 10017                        New York, NY 10153
             (212) 986-9700                            (212) 310-8000

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                         CALCULATION OF REGISTRATION FEE

                                                        Proposed                Proposed
Title of Each Class of                                  Maximum                 Maximum
Securities to be               Amount to be             Aggregate Price         Aggregate Offering       Amount of
Registered                     Registered               Per  Unit (2)           Price (2)                Registration Fee
-----------------------       -----------------         ----------------        -------------------      ----------------
Common Stock, par value
     $0.01 per                4,533,932
     share                    Shares(1)                 $31.625                 $143,385,600             $39,862


           (1) All of these shares are outstanding shares which may be sold, from time to time, by certain selling security holders.

           (2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based upon the average of the high and low sales prices of the Company's Common Stock on January 5, 1998, as reported on the New York Stock Exchange Composite Tape.



           The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS





                              UNITED RENTALS, INC.

                                  Common Stock
                          ----------------------------


           Certain of our security holders may sell, from time to time, up to 4,533,932 shares of our common stock. The selling security holders may sell shares:

                 . through the New York Stock Exchange, in the over-the-counter market, in privately negotiated transactions or otherwise;

                 . directly to purchasers or through agents, brokers, dealers or underwriters; and

                 . at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

           Our common stock is traded on the New York Stock Exchange under the symbol "URI."

           Investing in our securities involves certain risks. See "Risk Factors" beginning on page 4.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this prospectus is January 7, 1999

            CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

           Certain statements contained in, or incorporated by reference in, this prospectus are forward-looking in nature. Such statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy. You are cautioned that our business and operations are subject to a variety of risks and uncertainties and, consequently, our actual results may materially differ from those projected by any forward-looking statements. Certain of such risks and uncertainties are discussed below under the heading "Risk Factors." We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

                      WHERE YOU CAN FIND MORE INFORMATION

           We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including our company.

                          INCORPORATION BY REFERENCE

           The SEC allows us to "incorporate by reference" the documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we incorporate in this manner is considered part of this prospectus. Any information we file with SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

           We incorporate by reference the following documents that we have filed with the SEC and any filings that we will make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

               .  Annual Report on Form 10-K for the year ended December
                  31,1997;

               . Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

               . Current Report on Form 8-K dated January 27, 1998 and Amendment No. 1 thereto on Form 8-K/A dated February 4, 1998;

               . Current Report on Form 8-K dated June 18, 1998 and Amendment No. 1 thereto on Form 8-K/A dated July 21, 1998;

               .  Current Report on Form 8-K dated June 19, 1998;

               .  Current Report on Form 8-K dated July 21, 1998;

               .  Current Report on Form 8-K dated August 7, 1998;

               .  Current Report on Form 8-K dated September 16, 1998;

               .  Current Report on Form 8-K dated October 9, 1998;

               .  Current Report on Form 8-K dated December 15, 1998;

               .  Current Report on Form 8-K dated December 24, 1998 ; and

               . Registration Statement on Form 8-A dated November 7, 1998 (filed on December 3, 1998) and Registration Statement on Form 8-A dated August 6, 1998.

               We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to: United Rentals, Inc.,
Attention: Corporate Secretary, Four Greenwich Office Park, Greenwich, Connecticut 06830, telephone number: (203) 622-3131.

                             UNITED RENTALS, INC.

General

               We are the largest equipment rental company in North America. We offer for rent a wide variety of equipment (on a daily, weekly, or monthly basis) and serve customers that include construction industry participants, industrial companies, homeowners and others. We also sell used equipment, act as a dealer for certain new equipment, and sell related merchandise and parts.

               Our executive offices are located at Four Greenwich Office Park, Greenwich, Connecticut 06830. Our telephone number is (203) 622-3131.

Competitive Advantages

               We believe that we benefit from the following competitive advantages:

               Low-Cost Purchasing. We have significant purchasing power due to our size and volume purchasing. As a result, we are able to buy new equipment at prices that are significantly lower than those generally available to smaller companies. We are also able to purchase many other products and services--such as insurance, telephone service and fuel--at attractive rates.

               Operating Efficiencies. We generally group our branches into clusters of 10 to 30 locations within a particular geographic region. Our information technology system links all branches within a cluster and enables each branch to track and access all equipment at any other branch within the cluster. We believe that our cluster strategy produces significant operating efficiencies, including the following:

               . the equipment within a cluster is marketed through multiple branches rather than a single branch--thereby increasing equipment utilization rates;

               . the equipment specialties of different branches are cross-marketed--thereby increasing revenues without increasing marketing expense; and

               . costs are reduced through the centralization of common functions such as payroll, credit and collection, and heavy maintenance.

               Full Range of Rental Equipment. We believe that we have one of the largest and most diverse equipment rental fleets in the industry. We believe that the size and diversity of our fleet provide significant advantages, including enabling us to:

               . serve a large and diverse customer base--thereby reducing dependence on any particular customer;

               . satisfy most or all of a customer's equipment rental needs-- thereby increasing the revenues that can be generated from each customer;

               . attract customers by providing the benefit of "one-stop" shopping;

               . serve the needs of large customers--such as large industrial companies--which require assurance that large quantities of diverse equipment will be available as required; and

               .  minimize lost sales due to equipment being unavailable.

           Information Technology System. We have a modern information technology system designed to facilitate rapid and informed decision making. This system provides management with a wide range of real time operating and financial data--including data relating to inventory, receivables, customers, vendors, fleet utilization and price and sales trends. This system also enables branch personnel to search for needed equipment throughout a geographic region, determine the closest location of such equipment and arrange for delivery to the customer's work site.

           Geographic Diversity. We believe that our geographic diversity should reduce our sensitivity to fluctuations in regional economic conditions and enable us to transfer equipment to regions where demand is increasing from regions where demand is flat or decreasing. We also believe that our geographic diversity and large network of branch locations provide significant operating advantages including the ability to service national accounts and access used equipment re-sale markets across the country.

           Experienced Management. Our senior management team includes managers with extensive experience in the equipment rental industry and others with proven track-records in other industries. Our senior management is supported by our branch managers who have substantial industry experience and knowledge of the local markets served. Our senior management is also supported by a team of acquisition specialists who are engaged full-time in evaluating acquisition candidates and executing our acquisition program.

                                 RISK FACTORS

           In addition to the other information in this document, you should carefully consider the following factors before making an investment.

Sensitivity to Changes in Construction and Industrial Activities

           Our equipment is principally used in connection with construction and industrial activities. Consequently, a downturn in construction or industrial activity may lead to a decrease in demand for our equipment, which could adversely affect our business. We have identified below certain of the factors which may cause such a downturn either temporarily or long-term:

               .  a  general slow-down of the economy;

               .  an increase in interest rates; or

               . adverse weather conditions which may temporarily affect a particular region.

Acquired Companies Not Historically Operated as a Combined Business

           The businesses that we acquired have been in existence an average of 29 years and some have been in existence for more than 50 years. However, these businesses were not historically managed or operated as a single business. Although we believe that we can successfully manage and operate the acquired businesses as a single business, we cannot be certain of this.

 Limited Operating History

           We commenced equipment rental operations in October 1997 with the acquisition of six well-established rental companies and have grown through a combination of internal growth, the acquisition of 85 additional companies (through January 4, 1999), and a merger in September 1998 with U.S. Rentals, Inc. Due to the relatively recent commencement of our operations, we have only a limited history upon which you can base an assessment of our business and prospects.

Risks Relating to Growth Strategy

           Our growth strategy is to continue to expand through a combination of internal growth, a disciplined acquisition program and the opening of new rental locations. We have identified below some of the risks relating to our growth strategy:

           Availability of Acquisition Targets and Sites for Start-Up Locations. We may encounter substantial competition in our efforts to acquire additional rental companies and sites for start-up locations. Such competition could have the effect of increasing the prices that we will have to pay in order to acquire such businesses and sites. We cannot guarantee that any additional businesses or sites that we may wish to acquire will be available to us on terms that are acceptable to us.

           Need to Integrate New Operations. Our ability to realize the expected benefits from completed and future acquisitions depends, in large part, on our ability to integrate the new operations with our existing operations in a timely and effective manner. We, accordingly, devote substantial efforts to the integration of new operations. We cannot, however, guarantee that these effort will always be successful. In addition, under certain circumstances, these efforts could adversely affect our existing operations.

           Debt Covenants. Certain of the agreements governing our outstanding indebtedness provide that we may not make acquisitions unless certain financial conditions are satisfied or the consent of the lenders is obtained. Our ability to grow through acquisitions may be constrained as a result of these provisions.

           Certain Risks Related to Start-Up Locations. We expect that start-up locations may initially have a negative impact on our results of operations and margins for a number of reasons, including that (1) we will incur significant start-up expenses in connection with establishing each start-up location and (2) it will generally take some time following the commencement of operations for a start-up location to become profitable. Although we believe that start-ups can generate long-term growth, we cannot guarantee that any start-up location will become profitable within any specific time period, if at all.

Dependence on Additional Capital to Finance Growth

           We will require substantial capital in order to execute our growth strategy. We will require capital for, among other purposes, completing acquisitions, establishing new rental locations, and acquiring rental equipment. If the cash that we generate from our business, together with cash that we may borrow under our credit facility, is not sufficient to fund our capital requirements, we will require additional debt and/or equity financing. We cannot, however, be certain that any additional financing will be available or, if available, will be available on terms that are satisfactory to us. If we are unable to obtain sufficient additional capital in the future, our ability to implement our growth strategy could be limited.

Possible Undiscovered Liabilities of Acquired Companies

           Prior to making an acquisition, we seek to assess the liabilities of the target company that we will become responsible for as a result of the acquisition. Nevertheless, we may fail to discover certain of such liabilities. We seek to reduce our risk relating to these possible hidden liabilities by generally obtaining the agreement of the seller to reimburse us in the event that we discover any material hidden liabilities. However, this type of agreement, if obtained, may not fully protect us against hidden liabilities because (1) the seller's obligation to reimburse us is generally limited in duration and/or or amount and (2) the seller may not have sufficient financial resources to reimburse us. Furthermore, when we acquire a public company (such as when we acquired U.S. Rentals) there is no seller from which to obtain this type of agreement.

Dependence on Management

           We are highly dependent upon our senior management team. Consequently, our business could be adversely affected in the event that we lose the services of any member of senior management. Furthermore, if we lose the services of certain members of senior management, it is an event of default under the agreements governing our credit facility and certain of our other indebtedness, unless we appoint replacement officers satisfactory to the lenders within 30 days. We do not maintain "key man" life insurance with respect to members of senior management.

Competition

           The equipment rental industry is highly fragmented and competitive. Our competitors include public companies or divisions of public companies; regional competitors which operate in one or more states; small, independent businesses with one or two rental locations; and equipment vendors and dealers who both sell and rent equipment directly to customers. We may in the future encounter increased competition from our existing competitors or from new companies. In addition, certain equipment manufacturers may commence (or increase their existing efforts relating to) renting and selling equipment directly to our customers.

Quarterly Fluctuations of Operating Results

           We expect that our revenues and operating results may fluctuate from quarter to quarter due to a number of factors, including:

               . seasonal rental patterns of our customers--with rental activity tending to be lower in the winter;

               . changes in general economic conditions in our markets, including changes in construction and industrial activities;

               . the timing of acquisitions, new location openings, and related expenditures;

               . the effect of the integration of acquired businesses and start-up locations;

               . the timing of expenditures for new equipment and the disposition of used equipment; and

               .  price changes in response to competitive factors.

Liability and Insurance

           We are exposed to various possible claims relating to our business. These include claims relating to (1) personal injury or death caused by equipment rented or sold by us, (2) motor vehicle accidents involving our delivery and service personnel and (3) employment related claims. We carry a broad range of insurance for the protection of our asset and operations. However, such insurance may not fully protect us for a number of reasons, including:

               . our coverage is subject to a deductible of $1 million and limited to a maximum of $97 million per occurrence;

               . we do not maintain coverage for environmental liability, since we believe that the cost for such coverage is high relative to the benefit that it provides;

               . certain types of claims, such as claims for punitive damages or for damages arising from intentional misconduct, which are often alleged in third party lawsuits, might not be covered by our insurance; and

               . we cannot be certain that insurance will continue to be available to us on economically reasonable terms, if at all.

Environmental and Safety Regulations

           Our equipment, facilities and operations are subject to certain federal, state and local laws and regulations relating to environmental protection and occupational health and safety. These include, among other things, laws and regulations governing wastewater discharges, the use, treatment, storage and disposal of solid and hazardous wastes and materials, air quality and the remediation of contamination associated with the release of hazardous substances. Under such laws, an owner or lessee of real estate may be liable for, among other things, (1) the costs of removal or remediation of certain hazardous or toxic substances located on, in, or emanating from, such property, as well as related costs of investigation and property damage and substantial penalties for violations of such laws, and (2) environmental contamination at facilities where its waste is or has been disposed. Such laws often impose such liability without regard to whether the owner or lessee knew of, or was responsible for, the presence of such hazardous or toxic substances. Our activities that are or may be impacted by these laws include, but are not limited to, the use of hazardous materials to clean and maintain equipment and the disposal of solid and hazardous waste and wastewater from equipment washing. In addition, we dispense petroleum products from underground and above-ground storage tanks located at certain rental locations and are required from time to time to remove or upgrade tanks in order to comply with applicable laws. Furthermore, we have acquired or leased certain locations which have or may have been contaminated by leakage from underground tanks or other sources and are in the process of assessing the nature of the required remediation. Based on the conditions currently known to us, we believe that any unreserved environmental remediation and compliance costs required with respect to those conditions will not have a material adverse affect on our business. However, we cannot be certain that there are no adverse environmental conditions that are not currently known to it, that all potential releases from underground storage tanks removed in the past have been identified, or that environmental and safety requirements will not become more stringent or be interpreted and applied more stringently in the future. If we are required to incur environmental compliance or remediation costs that are not currently anticipated by us, our business could be adversely affected depending on the magnitude of the cost.

  Concentrated Control

           The executive officers and directors of our company own in the aggregate more than 50% of our outstanding common stock. As a result, these persons acting together may be able to elect the entire Board of Directors of our company and control its affairs.

Risks Related to International Operations

           Our operations outside the United States are subject to risks normally associated with international operations. These include the need to convert currencies, which could result in a gain or loss depending on fluctuations in exchange rates, and the need to comply with foreign laws.

Year 2000 Issues

           Our software vendors have informed us that our recently-installed information technology system is year 2000 compliant. We have, therefore, not developed any contingency plans relating to year 2000 issues and have not budgeted any funds for year 2000 issues. Although we believe that our system is year 2000 compliant, unanticipated year 2000 problems may arise which, depending on the nature and magnitude of the problem, could adversely affect our business. Furthermore, year 2000 problems involving third parties may have a negative impact on our customers or suppliers, the general economy or on the ability of businesses generally to receive essential services (such as telecommunications, banking services, etc.). Any such occurrence could adversely affect our business.

                                USE OF PROCEEDS

           The shares covered by this prospectus are being offered by certain selling security holders and not by our company. Consequently, our company will not receive any proceeds from the sale of these shares.

                           SELLING SECURITY HOLDERS

           Certain of our security holders may sell, from time to time, up to 4,533,932 shares of our common stock. The table below identifies the selling security holders and indicates the number of shares that each selling security holder may sell pursuant to this prospectus. If a selling security holder transfers any of the shares shown in the table, the transferee will be considered a selling security holder for purposes of this prospectus, provided that (1) the transfer was a private placement and (2) the transferee is identified in a supplement to this prospectus.

           Each of the selling security holders is a former owner of a business that we acquired (or an affiliate or relative of such a former owner) or a trust or charitable organization that acquired shares from such a former owner (or such affiliate or relative).


-------------------------------------------------------------------------------------- -------------------------
Name of Selling Security Holder (1)(2)                                                   Number of Shares
--------------------------------------                                                   ----------------
----------------------------------------------------------------------------------------------------------------
1291163 Ontario Ltd.                                                                            8,770
----------------------------------------------------------------------------------------------------------------
1291164 Ontario Ltd.                                                                           16,434
----------------------------------------------------------------------------------------------------------------
1291165 Ontario Ltd.                                                                           15,973
----------------------------------------------------------------------------------------------------------------
1291166 Ontario Ltd.                                                                            8,739
----------------------------------------------------------------------------------------------------------------
Barry Basiliere                                                                                72,850
----------------------------------------------------------------------------------------------------------------
Boyd J.Bell                                                                                     8,485
----------------------------------------------------------------------------------------------------------------
Carolyn Bell                                                                                    2,121
----------------------------------------------------------------------------------------------------------------
Dean K.Bell                                                                                     2,800
----------------------------------------------------------------------------------------------------------------
Blake Equipment Company, Inc.                                                                  58,171
----------------------------------------------------------------------------------------------------------------
Ronald Bober                                                                                    2,434
----------------------------------------------------------------------------------------------------------------
Thomas N. Brown                                                                                36,601
----------------------------------------------------------------------------------------------------------------
Aaron Cave                                                                                     18,840(3)
----------------------------------------------------------------------------------------------------------------
Dawn Cave                                                                                      29,837(3)
----------------------------------------------------------------------------------------------------------------
Heather Cave                                                                                   19,276(3)
----------------------------------------------------------------------------------------------------------------
Lowell Cave                                                                                    32,758(3)
----------------------------------------------------------------------------------------------------------------
Norman E. Dean                                                                                136,337
----------------------------------------------------------------------------------------------------------------
David C. Deaton, IV                                                                           218,549
----------------------------------------------------------------------------------------------------------------
Jean Doran                                                                                    147,025
----------------------------------------------------------------------------------------------------------------
Doran Family Foundation                                                                        34,223(4)
----------------------------------------------------------------------------------------------------------------
Doran Limited Partnership                                                                      37,985
----------------------------------------------------------------------------------------------------------------
John T. Doran Sr. Trustee (under agreement dated 10/19/82 by Doran Revocable Living           924,575(4)
Trust)
----------------------------------------------------------------------------------------------------------------
John T. Doran, Jr.                                                                             76,836
----------------------------------------------------------------------------------------------------------------
John T.  Doran, Sr.                                                                            60,136
----------------------------------------------------------------------------------------------------------------
John T. Doran, Sr. and Jean L. Doran as Tenants by the Entirety                                37,815
----------------------------------------------------------------------------------------------------------------
John T.  Doran, Sr. as Trustee for the John T. Doran Revocable Trust                          108,435(4)
----------------------------------------------------------------------------------------------------------------
Andrea K. Gaedcke                                                                               2,216
----------------------------------------------------------------------------------------------------------------
Gilbert D. Gaedcke                                                                             80,104
----------------------------------------------------------------------------------------------------------------
Tracey M. Gaedcke                                                                               2,256
----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
G.D. Gaedcke III                                                                    2,216
----------------------------------------------------------------------------------------------------------------
John S. Hoyer                                                                         697
----------------------------------------------------------------------------------------------------------------
Leroy F.  Hoyer                                                                   212,015
----------------------------------------------------------------------------------------------------------------
Martin G. Hubbard                                                                   9,944
----------------------------------------------------------------------------------------------------------------
I.S. Properties, L.P.                                                             316,886
----------------------------------------------------------------------------------------------------------------
Keith Moore Investment Trust                                                        7,866
----------------------------------------------------------------------------------------------------------------
Ken Moore Investment Trust                                                          7,866
----------------------------------------------------------------------------------------------------------------
Richard C. Leatherwood                                                                398
----------------------------------------------------------------------------------------------------------------
Harlan K. Lenox                                                                    10,324
----------------------------------------------------------------------------------------------------------------
Steven K. Lenox                                                                    10,324
----------------------------------------------------------------------------------------------------------------
Walter Lentine                                                                      2,434
----------------------------------------------------------------------------------------------------------------
Bruce E. Livingston                                                                26,991
----------------------------------------------------------------------------------------------------------------
Ira N. Mendelsohn                                                                  14,087
----------------------------------------------------------------------------------------------------------------
Marlene Moncure                                                                   437,099
----------------------------------------------------------------------------------------------------------------
Paul W. Moody                                                                      19,982
----------------------------------------------------------------------------------------------------------------
David Nigh                                                                          8,485
----------------------------------------------------------------------------------------------------------------
Marilyn Nigh                                                                        1,061
----------------------------------------------------------------------------------------------------------------
Michael E. Rakestraw                                                                4,143
----------------------------------------------------------------------------------------------------------------
Jerry L. Reinhart                                                                 217,147
----------------------------------------------------------------------------------------------------------------
Reinhart Leasing, LLC                                                              84,211
----------------------------------------------------------------------------------------------------------------
Roscoe Owen Roberts III                                                            28,000
----------------------------------------------------------------------------------------------------------------
Irwin Schimmel                                                                        159
----------------------------------------------------------------------------------------------------------------
Betty Sprouse                                                                      30,263
----------------------------------------------------------------------------------------------------------------
St John Vianney Supporting Organization                                            17,112(4)
----------------------------------------------------------------------------------------------------------------
Martin Starck                                                                      10,941
----------------------------------------------------------------------------------------------------------------
Richard Starck                                                                      5,470
----------------------------------------------------------------------------------------------------------------
Jimmie W. Tomlinson                                                                13,461
----------------------------------------------------------------------------------------------------------------
Tri-Star Rentals                                                                   14,814
----------------------------------------------------------------------------------------------------------------
Edward G. Westerdahl, II                                                           44,445
----------------------------------------------------------------------------------------------------------------
WSW 1998 Exchange Fund L.P.                                                        46,011
----------------------------------------------------------------------------------------------------------------
Terrence W. Wynne                                                                 728,499
----------------------------------------------------------------------------------------------------------------

(1) Each of the selling security holders is a former owner of a business that we acquired (or an affiliate or relative of such a former owner) or a trust or charitable organization that acquired shares from such a former owner (or such affiliate or relative).

(2) Each of the selling security holders serves as an employee of, or consultant to, our company (or is an affiliate, relative or transferee of such an employee or consultant), except for Mr. Hubbard, Mr. Mendelsohn, Mr. Rakestraw and Ms. Sprouse.

(3) The following selling security holders own of record additional shares which are not shown in the table: Aaron Cave (37,679 shares); Dawn Cave (59,672 shares); Heather

           Cave (38,550 shares); and Lowell Cave (65,515 shares). Such additional shares are not covered by this prospectus.

(4) The following selling security holders own of record additional shares which are not shown in the table: Doran Family Foundation (28,000 shares); John T. Doran Sr. Trustee (under agreement dated 10/19/82 by Doran Revocable Living Trust) (756,470 shares); John T. Doran, Sr. as Trustee for the John T. Doran Revocable Trust (88,718 shares); and St John Vianney Supporting Organization (13,999 shares). Such additional shares are not covered by this prospectus.


                             PLAN OF DISTRIBUTION

           The selling security holders may sell shares:

          . through the New York Stock Exchange, in the over-the-counter market, in privately negotiated transactions or otherwise;

          . directly to purchasers or through agents, brokers, dealers or underwriters; and

          . at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

           If a selling security holder sells shares through agents, brokers, dealers or underwriters, such agents, brokers, dealers or underwriters may receive compensation in the form of discounts, commissions or concessions. Such compensation may be greater than customary compensation.

           To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

                                 LEGAL MATTERS

           Certain legal matters relating to the shares of common stock that may be offered pursuant to this prospectus will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York, and Ehrenreich Eilenberg Krause & Zivian LLP, New York, New York.

                                    EXPERTS

           Ernst & Young LLP, independent auditors, have audited the following financial statements, as set forth in their reports, which are incorporated in this prospectus by reference:

          . the consolidated financial statements of United Rentals, Inc. as of December 31, 1997 and 1996 and for each of the two years in the period ended December 31, 1997 and 1996 included in the Company's Current Report on Form 8-K dated December 15, 1998;

          . the financial statements of Mission Valley Rentals, Inc. at June 30, 1996 and 1997 and for the years then ended included in the Company's Current Report on Form 8-K/A dated February 4, 1998;

          . the financial statements of Power Rental Co. Inc. at July 31, 1997 and for the year then ended, included in the Company's Current Report on Form 8-K/A dated July

            21, 1998 and in the Company's Current Report on Form 8-K dated December 24,1998;

         . the combined financial statements of Valley Rentals, Inc. at December 31, 1997 and for the year then ended, and the financial statements of J&J Rental Services, Inc., at December 31, 1996 and October 22, 1997 and for each of the two years in the period ended December 31, 1996, the six months ended June 30, 1997 and for the period from July 1, 1997 to October 22, 1997, the financial statements of Bronco Hi-Lift, Inc. at December 31, 1996 and October 24, 1997 and for each of the two years in the period ended December 31, 1996 and for the period from January 1, 1997 to October 24, 1997, the financial statements of Pro Rentals, Inc. at December 31, 1997 and for the year then ended, the combined financial statements of Able Equipment Rental, Inc. at December 31, 1997 and for the year then ended, the combined financial statements of Channel Equipment Holding, Inc. at December 31, 1997 and for the year then ended, the financial statements of ASC Equipment Company at December 31, 1997 and for the year then ended, and the combined financial statements of Adco Equipment, Inc. at December 31, 1997 and for the year then ended, included in the Company's Current Report on Form 8-K dated December 24,1998.

These financial statements have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports appearing therein and are incorporated by reference herein in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

           The consolidated statements of income, of cash flows and of changes in stockholders' equity of United Rentals, Inc. for the year ended December 31, 1995, included in the Company's Current Report on Form 8-K dated December 15, 1998, and the financial statements of U.S. Rentals, Inc. at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, incorporated by reference in the Company's Current Report on Form 8-K dated October 9, 1998, have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their reports thereon included therein, and are incorporated by reference herein in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

           The consolidated financial statements of A&A Tool Rentals & Sales, Inc. and subsidiary as of October 19, 1997 and October 31, 1996, and for the period from November 1, 1996 to October 19, 1997 and for the years ended October 31, 1996 and 1995, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been audited by KPMG LLP, independent certified public accountants, as set forth in their report thereon included therein, and are incorporated by reference herein in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

           The financial statements of MERCER Equipment Company included in the Company's Current Report on Form 8-K dated December 24, 1998 have been audited by Webster Duke & Co., independent auditors, as set forth in their reports thereon included therein, and are incorporated by reference herein in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

           The combined financial statements of Coran Enterprises, Inc. (dba A-1 Rents) and Monterey Bay Equipment Rental, Inc. included in the Company's Current Report on Form 8-K dated December 24, 1998 have been audited by Grant Thornton LLP, independent auditors, as set forth in their report thereon appearing therein, and are incorporated by reference herein in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

           The combined financial statements of BNR Group of Companies as of March 31, 1996 and 1997 and for the years ended March 31, 1996 and 1997 included in the Company's Current Report on Form 8-K/A dated February 4, 1998; and the consolidated financial statements of Perco Group Ltd. as of December 31 1997 and for the year ended December 31, 1997, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent chartered accountants, appearing therein and upon the authority of such firm as experts in accounting and auditing.

           The audited financial statements of Access Rentals, Inc. and Subsidiary and Affiliate, included in the Company's Current Report on Form 8-K/A dated February 4, 1998, have been incorporated by reference herein in reliance upon the report of Battaglia, Andrews & Moag, P.C., independent certified public accountants, 210 East Main Street, Batavia, New York 14020, for the periods indicated, given upon the authority of such firm as experts in accounting and auditing.

           The financial statements of West Main Rentals & Sales, Incorporated as of December 31, 1997, and the year then ended, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been incorporated by reference herein in reliance upon the report of Moss Adams LLP, independent certified public accountants, appearing therein and upon the authority of such firm as experts in accounting and auditing.

           The combined financial statements of Equipment Supply Co., Inc. and Affiliates as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included in the Company's Current Reports on Form 8-K dated July 21, 1998 and December 24, 1998, have been audited by BDO Seidman, LLP independent certified public accountants, as set forth in their report thereon included therein, and are incorporated by reference herein in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

           The consolidated financial statements of McClinch Inc. and subsidiaries as of January 31, 1998 and August 31, 1998, and for the year ended January 31, 1998 and the financial statements of McClinch Equipment Services, Inc. as of December 31, 1997 and August 31, 1998, and for the year ended December 31, 1997, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been audited by PricewaterhouseCoopers L.L.P., independent accountants, as set forth in their reports thereon included therein, and are incorporated by reference herein in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

           The financial statements of Lift Systems, Inc. as of December 31, 1997 and the year then ended included in the Company's Current Report on Form 8-K dated December 24, 1998 are incorporated by reference herein in reliance upon the report of Altschuler, Melvoin and Glasser LLP, independent accountants, appearing therein and upon the authority of such firm as experts in accounting and auditing.

           The financial statements of Reitzel Rentals Ltd. as of February 28, 1998 and for the year ended February 28, 1998, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been audited by PricewaterhouseCoopers LLP, independent chartered accountants, as set forth in their report thereon included therein, and are incorporated by reference herein in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

           The combined financial statements of Grand Valley Equipment Co., Inc. and Kubota of Grand Rapids, Inc. as of December 31, 1997, and the year then ended, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been audited by Beene Garter LLP, independent certified public accountants, as set forth in their report thereon included therein, and are incorporated by reference herein in reliance on such given upon the authority of such firm as experts in accounting and auditing.

           The financial statements of Paul E. Carlson, Inc. (d/b/a/ Carlson Equipment Company) as of February 28, 1998, and for the year then ended, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been audited by McGladrey & Pullen, LLP, independent auditors, as stated in their report appearing therein, and are incorporated by reference herein in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

           The financial statements of Industrial Lift, Inc. as of December 31, 1997 and 1996 and the years then ended included in the Company's Current Report on Form 8-K dated December 24, 1998 are incorporated by reference herein in reliance upon the report of Schalleur & Surgent, LLC, independent auditors, appearing therein and upon the authority of such firm as experts in accounting and auditing.

                                    PART II

Item 14.  Other Expenses of Issuance and Distribution

       The expenses of the Registrant in connection with the distribution of the securities being registered hereunder are set forth below and will be borne by the Registrant. All expenses are estimated other than the SEC registration fee.

   -----------------------------------------------------------------------------
   Securities and Exchange Commission registration fee.............   $39,862
   -----------------------------------------------------------------------------
   Printing expenses...............................................     1,000
   -----------------------------------------------------------------------------
   Accounting fees and expenses....................................    10,000
   -----------------------------------------------------------------------------
   Legal fees and expenses ........................................    10,000
   -----------------------------------------------------------------------------
   Miscellaneous...................................................     5,000
                                                                        -----
   -----------------------------------------------------------------------------
              Total................................................   $65,862
                                                                       ======
   -----------------------------------------------------------------------------

Item 15.  Indemnification of Directors and Officers

       The Certificate of Incorporation (the "Certificate") of the United Rentals, Inc. (the "Company") provides that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the "Delaware Law"), which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Law is subsequently amended to permit further limitation of the personal liability of directors, the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by the Delaware Law as amended.

       The Registrant, as a Delaware corporation, is empowered by Section
145 of the Delaware Law, subject to the procedures and limitation stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Registrant. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Company has entered into indemnification agreements with its directors and officers. In general, these agreements require the Company to indemnify each of such persons against expenses, judgments, fines, settlements and other liabilities incurred in connection with any proceeding (including a derivative action) to which such person may be made a party by reason of the fact that such person is or was a director, officer or employee of the Company or guaranteed any obligations of the Company, provided that the right of an indemnitee to receive indemnification is subject to the following limitations:
(i) an indemnitee is not entitled to
indemnification unless he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful and (ii) in the case of a derivative action, an indemnitee is not entitled to indemnification in the event that he is judged in a final non-appealable decision of a court of competent jurisdiction to be liable to the Company due to willful misconduct in the performance of his duties to the Company (unless and only to the extent that the court determines that the indemnitee is fairly and reasonably entitled to indemnification).

           Pursuant to Section 145 of the Delaware Law, the Registrant has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

Item 16.  Exhibits.


----------------------------------------------------------------------------------------------------------------------
             4.1................       Amended and Restated Certificate of Incorporation of the Registrant dated
                                       August 5, 1998 (incorporated by reference to Exhibit 3.1 to the Registrant's
                                       Report on Form 10-Q for the quarterly period ended June 30, 1998)
----------------------------------------------------------------------------------------------------------------------
             4.2................       Certificate of Amendment to the Registrant's Certificate of Incorporation
                                       dated September 29, 1998 (incorporated by reference to Exhibit 4.2 to the
                                       Registrant's Registration Statement on Form S-3 , No. 333-70151)
----------------------------------------------------------------------------------------------------------------------
             4.3................       By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the
                                       Registrant's Report on Form 10-Q for the quarterly period ended June 30, 1998)
----------------------------------------------------------------------------------------------------------------------
             5.1................       Opinion of Ehrenreich Eilenberg Krause & Zivian LLP
----------------------------------------------------------------------------------------------------------------------
             23.1...............       Consent of Ehrenreich Eilenberg Krause & Zivian LLP (included in Exhibit 5.1)
----------------------------------------------------------------------------------------------------------------------
             23.2...............       Consent of Ernst & Young LLP
----------------------------------------------------------------------------------------------------------------------
             23.3...............       Consent of PricewaterhouseCoopers LLP
----------------------------------------------------------------------------------------------------------------------
             23.4...............       Consent of KPMG LLP
----------------------------------------------------------------------------------------------------------------------
             23.5...............       Consent of Webster Duke & Co.
----------------------------------------------------------------------------------------------------------------------
             23.6...............       Consent of Grant Thornton LLP
----------------------------------------------------------------------------------------------------------------------
             23.7...............       Consent of KPMG LLP
----------------------------------------------------------------------------------------------------------------------
             23.8...............       Consent of Battaglia, Andrews & Moag, P.C.
----------------------------------------------------------------------------------------------------------------------
             23.9...............       Consent of Moss Adams LLP
----------------------------------------------------------------------------------------------------------------------
             23.10..............       Consent of  BDO Seidman LLP
----------------------------------------------------------------------------------------------------------------------
             23.11..............       Consent of PricewaterhouseCoopers LLP
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
             23.12..............       Consent of Altschuler, Melvoin and Glasser LLP
----------------------------------------------------------------------------------------------------------------------
             23.13..............       Consent of PricewaterhouseCoopers LLP
----------------------------------------------------------------------------------------------------------------------
             23.14..............       Consent of Beene Garter LLP
----------------------------------------------------------------------------------------------------------------------
             23.15..............       Consent of  McGladrey & Pullen LLP
----------------------------------------------------------------------------------------------------------------------
             23.16..............       Consent of  Schalleur & Surgent, LLC
----------------------------------------------------------------------------------------------------------------------
             23.17..............       Consent of KPMG LLP
----------------------------------------------------------------------------------------------------------------------
             24.1...............       Power of Attorney  (included in Part II of the  Registration  Statement  under the caption "Signatures" )
----------------------------------------------------------------------------------------------------------------------


Item 17.  Undertakings.

       (a)  The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            .  (i)   To include any prospectus required by Section 10(a)(3) of
               the Securities Act of 1933;

            . (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            . (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           (d) The undersigned registrant hereby undertakes that:

           (i) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

           (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

           Pursuant to the requirements of Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on the 7th day of January, 1999.

                                                 United Rentals, Inc.



                                                 By: /s/ Michael J. Nolan
                                                    -----------------------
                                                    Michael J. Nolan
                                                    Chief Financial Officer



           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated. Each person whose signature appears below hereby authorizes Bradley S. Jacobs, John N. Milne and Michael J. Nolan and each with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Bradley S. Jacobs, John N. Milne and Michael J. Nolan, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.



    Bradley S. Jacobs

    /s/ Bradley S. Jacobs
    ---------------------------
    Bradley S. Jacobs
    Chairman, Chief Executive Officer and Director (Principal Executive Officer) January 7, 1999

    Wayland R. Hicks


    /s/ Wayland R. Hicks
    --------------------------
    Wayland R. Hicks, Director
    January 7, 1999

    John N. Milne

    /s/ John N. Milne
    --------------------------
    John N. Milne, Director
    January 7, 1999



    William F. Berry

    /s/ William F. Berry
    --------------------------
    William F. Berry, Director
    January 7, 1999


    John S. McKinney


    /s/ John S. McKinney
    --------------------------
    John S. McKinney, Director
    January 7, 1999


    Richard D. Colburn


    /s/ Richard D. Colburn
    --------------------------
    Richard D. Colburn, Director
    January 7, 1999

    Ronald M. DeFeo

    /s/ Ronald M. DeFeo
    --------------------------
    Ronald M. DeFeo, Director
    January 7, 1999



    Richard J. Heckmann



    --------------------------
    Richard J. Heckmann, Director
    January   , 1999

    Gerald Tsai, Jr.



    /s/ Gerald Tsai, Jr.
    --------------------------
    Gerald Tsai, Jr., Director
    January 7, 1999



    Christian M. Weyer


    /s/ Christian M. Weyer
    --------------------------
    Christian M. Weyer, Director
    January 7, 1999





    Michael J. Nolan


    /s/ Michael J. Nolan
    ---------------------------
    Michael J. Nolan, Chief Financial Officer
    (principal financial officer)
    January 7, 1999



    Sandra E. Welwood


    /s/ Sandra E. Welwood
    ---------------------------
    Sandra E. Welwood, Vice President Controller
    (principal accounting officer)
    January 7, 1999